As filed with the Securities and Exchange Commission on February 29, 2008

Registration No. 33-08857-99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6749	36-2669023
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

30 NORTH LASALLE STREET, SUITE 4000

CHICAGO, ILLINOIS 60602

(312) 630-1900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

LeRoy T. Carlson, Jr., President	with a copy to:
Telephone and Data Systems, Inc.	William S. DeCarlo, Esq.
30 North LaSalle Street, Suite 4000	Sidley Austin LLP
Chicago, Illinois 60602	One South Dearborn Street
(312) 630-1900	Chicago, Illinois 60603
(312) 853-7000

(Name, address, including zip code, and telephone  number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the registrant’s Registration Statement on Form S-1 (Registration No. 33-8857-99) is being filed to amend the registrant’s Post-Effective Amendment No. 3 that was filed on August 8, 2007.   This Post-Effective Amendment relates to the registrant’s Series A Common Share Automatic Dividend Reinvestment Plan and is being filed to incorporate the registrant’s 2007 Form 10-K and financial statements.  The prospectus included in this Post-Effective Amendment amends and supersedes the prospectus dated August 20, 2007, that was filed on such date pursuant to Rule 424(b)(3).

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February 29, 2008

PRELIMINARY PROSPECTUS

TELEPHONE AND DATA SYSTEMS, INC.

SERIES A COMMON SHARE

AUTOMATIC DIVIDEND REINVESTMENT PLAN

Series A Common Shares

($0.01 Par Value)

The Series A Common Share Automatic Dividend Reinvestment Plan, as amended, which we refer to in this Prospectus as the “Plan” is sponsored by Telephone and Data Systems, Inc., a Delaware corporation which we refer to as “TDS”, and relates to its Series A Common Shares, par value $.01 per share.  The Plan provides eligible holders, as defined in the Plan, of TDS’ Series A Common Shares with a systematic, economic and convenient method of investing cash dividends from such shares in newly issued Series A Common Shares without payment of any brokerage commission or service charge and at a 5% discount from market value, as determined below.  This Prospectus relates to 337,500 Series A Common Shares covered by the Registration Statement of which this Prospectus is a part.

As a participant in the Plan you may:

1.             have cash dividends on all of your Series A Common Shares automatically reinvested, or

2.             have cash dividends on less than all of your Series A Common Shares automatically invested while continuing to receive the remainder of your cash dividends.

The TDS Series A Common Shares are not publicly traded. The price for the Series A Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for TDS’ Common Shares on the American Stock Exchange, listing symbol “TDS”, for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made.  The investment dates for reinvested dividends will be the dividend payment dates.

Investment in our Series A Common Shares involves a number of risks.  See section titled “Risk Factors” beginning on page 4 to read about certain factors you should consider before buying our Series A Common Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is                  , 2008

On January 17, 2008, the American Stock Exchange announced that it had entered into an agreement to be acquired by the New York Stock Exchange, subject to regulatory approvals.  At this time, it is not known to what extent, if any, such an acquisition would affect TDS’ listing or listing requirements.  References herein to the American Stock Exchange include any successor thereto.

Safe Harbor Cautionary Statement

This Prospectus and the documents incorporated by reference herein contain statements that are not based on historical fact, including the words “believes,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” and similar words.  These statements constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the risks included or incorporated by reference under “Risk Factors” below.

Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by TDS with the Securities and Exchange Commission and incorporated by reference herein. TDS undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of these important factors.

SUMMARY OF THE PLAN

•      PARTICIPATION:  TDS record shareholders who own at least one whole Series A Common Share can participate in the Plan by submitting a completed Enrollment Form.  You may obtain Enrollment Forms from TDS Investor Relations at (312) 630-1900.  If your shares are held in a brokerage account, you may participate by having your broker register the Series A Common Shares in the Plan.  No action is required if you are already participating in the Plan.

•      REINVESTMENT OF DIVIDENDS:  You can reinvest your cash dividends on all or a portion of your Series A Common Shares toward the purchase of additional Series A Common shares of TDS stock without paying fees.

•      PRICE FOR SHARES:  The price for the Series A Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for TDS’ Common Shares on the American Stock Exchange for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made.

•      INVESTMENT DATES:  The Investment Dates for reinvested dividends will be the dividend payment dates.

•      CERTIFICATE DEPOSITS:  You can transfer to the Administrator for safekeeping your TDS stock certificates representing the Series A Common Shares on which you are having dividends reinvested under the Plan.  There is no charge for this service.  A certificate for any number of whole shares credited to an account will be sent to you, free of charge, upon written, telephone or Internet request.

•      WITHDRAWAL FROM THE PLAN:  You may withdraw from the Plan at any time by notifying the Administrator in writing, by telephone or through the Internet.  A certificate for the whole Series A Common Shares credited to your account, along with a cash payment for any fractional share, will be issued to you.  Dividends paid after withdrawal from the Plan will be paid in cash directly to you, unless you elect to rejoin the Plan by submitting a new Enrollment Form.

•      TRACKING YOUR INVESTMENT:  You will receive a statement of your Plan account with respect to each month in which a transaction takes place.  These statements provide details of the transactions and the share balance in your program account.

•      ADDRESS AND TELEPHONE.  The mailing address of TDS’ principal executive office is 30 N. LaSalle Street, Suite 4000, Chicago, IL  60602, and its telephone number is (312) 630-1900.

RISK FACTORS

Risks Related to Investment in Series A Common Shares

There is no public market for the Series A Common Shares.

There is no public market for the Series A Common Shares.  However, Series A Common Shares are convertible on a share-for-share basis into either Common Shares or Special Common Shares of TDS, both of which are traded on the American Stock Exchange.

There is no assurance that TDS will continue to pay dividends.

Although TDS has paid dividends on its common stock in the past, there is no assurance that TDS will pay dividends at the same rate or at all in the future.

Risks Related to TDS’ Business

For a discussion of the risks related to TDS’ business, see “Risk Factors” in TDS’ most recent Annual Report on Form 10-K, as updated by TDS’ most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein.  See “Where You Can Find More Information” below.

TELEPHONE AND DATA SYSTEMS, INC.

TDS is a diversified telecommunications service company founded in 1969 and headquartered in Chicago, Illinois.  TDS, through its subsidiaries, United States Cellular Corporation and TDS Telecommunications Corporation, provides wireless and wireline telecommunications services.  TDS’ business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize TDS’ expertise in customer focused telecommunications services.

USE OF PROCEEDS

The number of Series A Common Shares that will be sold under the Plan and the prices at which such shares will be sold cannot now be determined.  The net proceeds from the sale of such shares will be used by TDS for general corporate purposes of TDS.  Until the proceeds are used for these purposes, TDS may deposit them in interest-bearing accounts or invest them in certificates of deposit, United States Government securities or prime commercial paper.

SERIES A COMMON SHARE AUTOMATIC DIVIDEND REINVESTMENT PLAN

The following is a question and answer statement of the provisions of TDS’ Series A Common Share Automatic Dividend Reinvestment Plan, which we refer to as the “Plan”.  Questions and Answers 1 through 31 both explain and constitute the Plan.

PURPOSE

1.             What Is The Purpose Of The Plan?

The purpose of the Plan is to provide eligible holders, as defined in the Answer to Question 4, of TDS’ Series A Common Shares with a systematic, economic and convenient method of investing cash dividends from such shares in newly issued Series A Common Shares of TDS without payment of any brokerage commission or service charge, and at a 5% discount from market value, as determined below.  Since the additional Series A Common Shares will be purchased directly from TDS, the Plan will provide TDS with additional capital funds.

ADVANTAGES

2.             What Are The Advantages Of The Plan?

You may purchase Series A Common Shares of TDS with cash dividends on all or less than all of TDS’ Series A Common Shares registered in your name.  The price of Series A Common Shares purchased with cash dividends will be 95% of market value as set forth in the Answer to Question 13.

No commission or service charge is paid by participants in connection with purchases under the Plan.  Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants’ accounts.  In addition, dividends in respect of such fractions, as well as in respect of full shares, will be credited to participants’ accounts and reinvested in TDS’ Series A Common Shares under the Plan.  The retention of Series A Common Shares credited to a participant’s account is assured since certificates for such shares are not issued unless requested by the participant.  Regular statements of account will provide simplified record keeping.

ADMINISTRATION

3.             Who Administers The Plan?

Computershare Trust Company, N.A. (“Administrator”) administers the Plan.  The Administrator keeps a continuing record of each participant’s account, sends periodic statements of account to each participant with respect to each month in which a transaction takes place and performs other duties relating to the Plan.  Series A Common Shares of TDS purchased under the Plan will be registered in the name of the Administrator or its nominee, as Administrator for each participant in the Plan, and will be credited to the accounts of the respective participants.  Should the Administrator resign, another bank will be asked to serve as the Administrator.  All communications regarding the Plan should be sent to the Administrator addressed as follows:

In writing:	Telephone and Data Systems, Inc.
Series A Common Share Automatic Dividend Reinvestment Plan
c/o Computershare Trust Company, N.A.
P.O. Box 43078
Providence, RI 02940-3078

By telephone:	877/337-1575 (U.S. and Canada)
312/360-5337 (Outside U.S. and Canada)

Through the Internet:	www.computershare.com

Administrator also acts as dividend disbursing and transfer agent for TDS’ Series A Common Shares.

PARTICIPATION

4.             Who Is Eligible To Participate?

Holders of record of at least one whole Series A Common Share are eligible to participate in the Plan.  Beneficial owners of Series A Common Shares which currently are registered in names other than their own, for example, in the name of a broker or bank nominee, who wish to participate in the Plan must either make appropriate arrangements for their nominee to do so or must become security owners of record of Series A Common Shares.

All holders of record of at least one whole Series A Common Share are eligible to participate in the Plan, unless they are citizens of a state or foreign jurisdiction in which it would be unlawful for TDS to allow such participation.  TDS is not aware of any jurisdiction in which the making of the offer is not in compliance with valid applicable law.  If TDS becomes aware of any jurisdiction in which the making of the offer would not be in compliance with valid applicable law, TDS will make a good faith effort to comply with any such law.  If, after such good faith effort, TDS cannot comply with any such law, the offer will not be made to holders of shares residing in any such jurisdiction.  In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall not be deemed to be made unless it is made on behalf of TDS by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction, as may be designated by TDS.

5.             How Does A Series A Common Shareholder Participate?

A holder of Series A Common Shares may join the Plan at any time by signing an “Enrollment Form” and returning it to the Administrator.  An Enrollment Form and envelope may be obtained by written, telephone or Internet request to the Administrator at the above listed contact information or by writing or calling TDS as follows:

Telephone and Data Systems, Inc.

Series A Common Shares Automatic Dividend Reinvestment Plan

30 North LaSalle Street, Ste. 4000

Chicago, IL  60602

Attn: Investor Relations - telephone: 312/630-1900

6.             When Does A Series A Common Shareholder’s Participation Start?

If an Enrollment Form directing dividend reinvestment is received from a Series A Common Shareholder by the record date of the next dividend payment, that dividend will be applied to the purchase of Series A Common Shares under the Plan. If the Enrollment Form directing dividend reinvestment is received after that date, dividend reinvestment will begin with the next succeeding payment. Cash dividends are ordinarily paid in March, June, September and December.

For example, if TDS’ Board of Directors establishes June 30 as the payment date and June 15 as the record date for a Series A Common Share cash dividend, then in order to reinvest the dividends payable on June 30 in new Series A Common Shares under the Plan, a Series A Common Shareholder’s Enrollment Form must be received by the Administrator no later than June 15.

7.             Can I Purchase Shares with Optional Cash Payments?

No.  You can only reinvest dividends.  You cannot purchase Series A Common Shares with optional cash payments under the plan.

8.             What Does The Enrollment Form Provide?

The Enrollment Form provides for the purchase of new Series A Common Shares through the following investment options offered under the Plan:

Full Reinvestment - Cash dividends on all Series A Common Shares held of record by a holder of Series A Common Shares will be invested at 95% of market value - see the Answer to Question 13.

Partial Reinvestment - Cash dividends on less than all of the shares, but not less than one whole share, held of record by a holder of Series A Common Shares will be invested at 95% of market value -see the Answer to Question 13- and the shareholder will continue to receive cash dividends on the other shares, which include certificated and/or shares credited to his or her account under the Plan.

Depending on a participant’s designation, cash dividends on Series A Common Shares credited to the participant’s account under the Plan, including fractional shares, are automatically reinvested to purchase additional Series A Common Shares no matter which option is chosen.  The Enrollment Form also serves to appoint Computershare Trust Company, N.A. as Administrator for the participant.

If a holder of Series A Common Shares has more than one stock account pursuant to which he or she is eligible to participate in the Plan, a separate Enrollment Form is required for each account that he or she wishes included in the Plan.

9.             Is Partial Participation Possible Under The Plan?

Yes.  An eligible shareholder who desires the dividends on only some of his or her full Series A Common Shares to be invested under the Plan may indicate such number of shares upon the applicable Enrollment Form(s) under “Partial Dividend Reinvestment,” provided that in no event may an eligible shareholder elect to invest dividends on less than one such share - see Answer to Question 4.

10.          May A Participant Change His Or Her Method Of Participation After Enrollment?

Yes.  If a shareholder elects to participate through the reinvestment of dividends but later decides to change the number of Series A Common Shares for which dividends are being reinvested, a new Enrollment Form may be executed and returned to the Administrator.

PLAN OF DISTRIBUTION - COSTS

11.          How Will The Series A Common Shares Be Distributed And Are There Any Expenses To Participants In Connection With Purchases Under The Plan?

TDS will distribute the shares issued under the plan for dividend reinvestment directly to shareholders by crediting their accounts under the Plan.  Participants will incur no costs.  There are no brokerage fees because Series A Common Shares are purchased directly from TDS.  All costs of administration of the Plan will be paid by TDS.

PURCHASES

12.          When Are The Purchase or Investment Dates?

The Investment Dates for Series A Common Shares purchased under the Plan with cash dividends on Series A Common Shares are the cash dividend payment dates.  TDS usually pays cash dividends on its Series A Common Shares in March, June, September and December.

13.          How Will The Purchase Price Of Series A Common Shares Be Determined?

No market exists for the Series A Common Shares.  Therefore, TDS is assuming for purposes hereof that each Series A Common Share has a fair market value equal to one of TDS’ Common Shares because the Series A Common Shares are presently convertible into Common Shares on a one-for-one basis.  Accordingly, the price of Series A Common Shares purchased with reinvested cash dividends will be 95% of the average daily high and low sales prices for TDS’ Common Shares on the American Stock Exchange for a period of ten consecutive trading days ending on the trading day immediately preceding the Investment Date.  If there is no trading in the Common Shares reported on the American Stock Exchange for a substantial amount of time during any such trading period, the purchase price per share shall be determined by TDS on the basis of such market quotations as it shall deem appropriate.  No Series A Common Shares will be sold by TDS at less than the par value of such shares.

14.          How Many Series A Common Shares Will Be Purchased For Participants?

The number of Series A Common Shares to be purchased on an Investment Date will be determined by the amount of each participant’s dividends, including dividends on Series A Common Shares purchased under the Plan, and the applicable price of TDS’ Common Shares.  Each participant’s account in the Plan will be credited with the number of Series A Common Shares, including fractional shares computed to six decimal places, equal to the amount of the dividends being invested divided by 95% of the applicable purchase price.

REPORTS TO PARTICIPANTS

15.          What Reports Will Be Sent To Participants In The Plan?

Each participant in the Plan will receive a statement of his or her account with respect to each month in which a transaction takes place.  These statements are a participant’s continuing record of the cost of his or her purchases.  Participants should retain these statements for income tax purposes.  Each statement will set forth the following information when applicable:

a.             The total number of Series A Common Shares registered in the name of the participant which is participating in the Plan.

b.             The total number of Series A Common Shares which have been accumulated under the Plan by the participant but for which certificates have not been issued - See Answer to Question 17.

c.             The following information for each transaction during the month and all transactions to date during the current year:

1.             the amount of dividends invested;

2.             the price per share for each transaction;

3.             the number of shares purchased; and

4.             certain tax information.

In addition, each participant will receive copies of communications sent to every other holder of TDS’ Series A Common Shares, including communications with respect to the Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and Proxy Statement, and IRS information on Form 1099 for reporting dividend income.

DIVIDENDS

16.          Will Participants Be Credited With Dividends On Fractions Of Shares?

Yes.  Participants will be credited with the amount of dividends attributable to fractions of shares in their accounts under the Plan and such dividends will be reinvested.

CERTIFICATES FOR SHARES

17.          Will Certificates Be Issued For Series A Common Shares Purchased Under The Plan?

Normally, certificates for TDS’ Series A Common Shares purchased under the Plan will not be issued to participants.  The number of Series A Common Shares credited to a participant’s account under the Plan will be shown on each statement of account mailed to the participant.  This convenience protects against loss, theft, or destruction of stock certificates.

Certificates for any number of whole Series A Common Shares credited to an account under the Plan will be issued upon the written, telephone or Internet request of the participant to the Administrator and issuance of such certificates will not terminate participation in the Plan.  Any remaining full shares and fraction of a share will continue to be credited to the participant’s Plan account.

Dividends on Plan Series A Common Shares for which a participant requests and receives a certificate will be reinvested in TDS’ Series A Common Shares at the 5% discount under the Plan and the Series A Common Shares purchased therewith will be credited to the participant’s Plan if the participant continues to own these Series A Common Shares and has elected full dividend reinvestment of Series A Common Shares on his or her current Series A Common Share Enrollment Form.  A participant who continues to own the Series A Common Shares in question and desires to have the dividends on these shares reinvested in TDS’ Series A Common Shares but who does not have an existing Enrollment Form for Series A Common Shares or has elected only partial reinvestment of his or her Series A Common Share dividends on the current Enrollment Form will have to execute a new Enrollment Form and return it to the Administrator as set forth in the Answer to Question 10.  Otherwise, dividends on these Series A Common Shares will not be reinvested in TDS’ Series A Common Shares at the 5% discount as they were when they were held for the participant in the Plan.  Rather, the dividends on the Series A Common Shares in question will be paid to the Shareholder in cash.

Series A Common Shares credited to the account of a participant under the Plan may not be pledged as collateral or otherwise transferred.  A participant who wishes to pledge or transfer such shares must request that certificates for such shares be issued in his or her name.

Certificates for fractional shares will not be issued under any circumstances.

An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for Series A Common Shares purchased under the Plan.  This request should be sent to the Administrator -see Answer to Question 3.

18.          In Whose Name Will Certificates Be Issued?

Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time they entered the Plan.  Consequently, certificates for whole shares issued upon the request of participants will be similarly registered.

CERTIFICATE DEPOSITS

19.          May Participants Deposit Some or All Stock Certificates with the Administrator for Retention?

Yes.  Participants may transfer to the Administrator for holding certificates representing Series A Common Shares registered in their names.  These shares will be credited to the participants’ accounts under the Plan along with shares purchased for them under the Plan.  There is no charge for this service.  The stock certificates should be sent by registered mail, return receipt requested and properly insured, to the Administrator.  Certificates should not be endorsed.

Dividends will be reinvested in accordance with a participant’s dividend reinvestment option.

WITHDRAWAL

20.          When May A Participant Withdraw From The Plan?

A participant may withdraw from the Plan at any time by notifying the Administrator in writing, by telephone or through the Internet.  In the event a participant has been reinvesting dividends and the notice of  withdrawal is received by the  Administrator after a record date for a dividend payment, the Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on the participant’s behalf. In the event the dividend is reinvested, the Administrator will process the withdrawal from the Plan as soon as practicable, but in no event later than five business days after the purchase is completed.

Dividends paid after withdrawal from the Plan will be paid in cash directly to the shareholder unless he or she elects to rejoin the Plan, which the shareholder may do as set forth in the Answer to Question 22.

21.          What Happens When A Participant Withdraws From The Plan Or The Plan Is Terminated?

When a participant withdraws from the Plan, or ceases to be a shareholder of record, or ceases to be an eligible shareholder, or upon termination of the Plan by TDS, a certificate for the whole Series A Common Shares credited to his or her account under the Plan will be issued and a cash payment will be made for any fractional share.  This cash payment will be based on the closing price of TDS’ Common Shares on the American Stock Exchange as of the date the written request for withdrawal is received, or the participant ceases to be a shareholder of record, or the participant ceases to be an eligible shareholder, or the Plan is terminated, whichever is applicable, or if no trading occurs on such date, the next day on which the Common Shares are traded.

OTHER INFORMATION

22.          When May A Shareholder Rejoin The Plan?

Generally, a shareholder may rejoin the Plan at any time, provided he or she is an eligible shareholder, by submitting a new Enrollment Form.  However, TDS reserves the right to reject any Enrollment Form from a previous participant on the grounds of repeated joinings and withdrawals from Plan participation.  Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.

23.          What Happens If A Participant Sells Or Transfers All Of His Or Her Series A Common Shares or Ceases To Be An Eligible Shareholder?

If a participant ceases to be a shareholder of record holding of at least one whole Series A Common Share or ceases to be an eligible shareholder as set forth in the Answer to Question 4, a cash payment will be made for any fractional share remaining in the Plan.  Thereafter, the shareholder may rejoin the Plan as set forth in the Answer to Question 22 if he or she is or becomes an eligible Shareholder - see Answer to Question 4.

24.          What Happens When A Participant Who Is Reinvesting Dividends On All Or Less Than All Of The Shares Registered In His Or Her Name Sells Or Transfers A Portion Of Such Shares?

If a participant who is reinvesting dividends on all or only a portion of Series A Common Shares registered in his or her name disposes of a portion of such shares, TDS will continue to reinvest dividends on the remainder of the Series A Common Shares registered in the participant’s name up to the number indicated on the participant’s Enrollment Form as the number of Series A Common Shares for which dividends are to be reinvested, provided the participant remains an eligible shareholder as set forth in the Answer to Question 4.  For example, if a participant authorized TDS to reinvest dividends on 50 Series A Common Shares of a total of 100 Series A Common Shares registered in his or her name, and then disposes of 25 Series A Common Shares, TDS would continue to reinvest dividends on 50 of the remaining 75 shares.

25.          Does Participation In The Plan Involve Risk?

The risk to participants is the same as with any other investment in TDS’ Series A Common Shares.  It should be recognized that since investment prices are determined as an average of the daily high and low sales prices for a period of ten consecutive trading dates on which TDS’ Common Shares are traded, see Answer to Question 13, a participant loses any advantage otherwise available from being able to select the timing of his or her investment.  PARTICIPANTS MUST RECOGNIZE THAT NEITHER TDS NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

SHAREHOLDERS ARE REFERRED TO THE RISKS DESCRIBED IN THIS PROSPECTUS UNDER THE CAPTIONS “SAFE HARBOR CAUTIONARY STATEMENT” AND “RISK FACTORS” AND OTHER RISKS DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AS DESCRIBED UNDER “WHERE YOU CAN FIND MORE INFORMATION.”

26.          What Happens If TDS Issues A Stock Dividend, Declares A Stock Split Or Has A Rights Offering?

Any Series A Common Shares distributed by TDS as a stock dividend on shares credited to a participant’s Plan account, or upon any split of such shares, will be credited to the participant’s Plan account.  Stock dividends distributed on Series A Common Shares in shares of any other class of capital stock will be mailed directly to the shareholder in the same manner as to shareholders not participating in the Plan.  However, if a dividend reinvestment plan or bookkeeping entry facility is established for the shares of such other capital stock distributed as a dividend, the participant will automatically become a participant of such dividend reinvestment plan or bookkeeping entry facility and the shares distributed to such participant will instead be credited to the participant’s account.  In a rights offering, a participant’s entitlement will be based upon his or her total holdings, including shares credited to the participant’s account under the Plan.  Rights certificates will be issued for the number of whole Series A Common Shares only, however, and rights based on a fraction of a Series A Common Share held in a participant’s Plan account will be sold for the participant’s account and the net proceeds will be forwarded to the participant.

27.          How Will A Participant’s Shares Be Voted At Shareholders’ Meetings?

All Series A Common Shares held in the Plan for a participant will be voted as the participant directs on a proxy or voting instruction form which will be furnished to the participant.  If the participant does not return the proxy or form to the Administrator, the Administrator will not vote the participant’s Plan shares.

28.          What Are The Federal Income Tax Consequences Of Participation In The Plan?

The following discussion sets forth the general Federal income tax consequences for participants in the Plan.  However, the discussion is not intended to be an exhaustive treatment of such tax consequences.  For example, the discussion does not address the treatment of stock dividends, stock splits or a rights offering to participants in the Plan.  It also does not address differences in tax treatment with respect to participants who do not hold the Series A Common Shares as capital assets.  Because the tax laws are complex and constantly changing, participants are urged to consult their own tax advisors regarding the tax consequences of participating in the Plan, including the effects of any applicable state, local or foreign tax laws, and for rules regarding the tax basis in special cases such as the death of a participant or a gift of Series A Common Shares held under the Plan and for other tax consequences.  Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the Federal income tax treatment discussed herein.

In general, participants in the Plan who elect to reinvest cash dividends will be treated, for Federal income tax purposes, as having received, on the dividend payment date, a distribution in an amount equal to the fair market value on the dividend payment date of the Series A Common Shares purchased with reinvested dividends, rather than a distribution in the amount of cash otherwise payable to the participant.  Participants should not be treated as receiving an additional distribution based upon their pro rata share of the Plan administration costs paid by TDS; however, there can be no assurance that the IRS will agree with this position.  TDS has no present plans to seek formal advice from the IRS on this issue.

Generally, the distribution described above - the fair market value of the Series A Common Shares purchased with reinvested dividends - will be taxable to participants as ordinary dividend income to the extent of TDS’ current or accumulated earnings and profits for Federal income tax purposes.  The amount of the distribution in excess of such earnings and profits will reduce a participant’s tax basis in the Series A Common Shares with respect to which such distribution was received, and, to the extent in excess of such basis, result in capital gain.  Certain corporate participants may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income.  Corporate participants should consult their own tax advisors regarding their eligibility for and the extent of such deduction. Certain participants may be eligible for lower capital gains rates with respect to amounts treated as qualified dividend income. Participants should consult their own tax advisors regarding treatment of qualified dividend income on their income tax returns.

Tax information will be shown on the statements of account sent to participants which participants should retain for tax purposes.  These statements are important for computing the tax basis of Series A Common Shares acquired under the Plan.  The Form 1099 which each participant will receive annually will include the income which is deemed to result from the receipt of the Series A Common Shares under the Plan.

As a general rule, the tax basis of shares or any fraction of a share purchased with reinvested dividends will equal the fair market value of such shares or fractional share as reported to participants on their statements.

A participant should not be treated as having received a distribution from TDS as the result of making an optional cash payment under the Plan.  The tax basis of shares or any fraction thereof purchased with optional cash payments will be the amount of such cash payment.

The holding period for Series A Common Shares or a fraction thereof received as a result of reinvestment of dividends under the Plan or through optional cash payments will begin on the day following the purchase date.

Participants will generally not realize any taxable income when they receive certificates for whole Series A Common Shares credited to their accounts under the Plan, either upon their request for certificates for certain of those shares, upon ceasing to be a shareholder of record, upon ceasing to be an eligible shareholder, or upon withdrawal from or termination of the Plan.  However, a participant may realize a gain or loss when Series A Common Shares acquired under the Plan are subsequently sold.  In addition, participants may realize gain or loss when they receive a cash adjustment for fractional shares credited to their accounts upon withdrawal from or termination of the Plan.  The amount of such gain or loss will be the difference between the amount which the participant receives for his or her shares or fractional share, and his or her tax basis therefor (with special rules applying to determine the basis allocable to shares that are not specifically identified when the participant sells less than all of his or her shares).  Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the holding period for such shares or fractional shares exceeds one year.  The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain taxpayers.  The distinction between capital gain or loss and ordinary income and loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.  Any loss may be disallowed under the “wash sale” rules to the extent the shares disposed of are replaced, through the Plan or otherwise during the 61-day period beginning 30 days before and ending 30 days after the date of disposition.

29.                               What Provision Is Made For Shareholders, Foreign And Domestic, Whose Dividends Are Subject To Income Tax Withholding?

Federal law requires the Administrator to withhold an amount (based upon the current applicable rate) from the amount of dividends and the proceeds of any sale of fractional shares if:

•                                          A participant fails to certify to the Administrator that he or she is not subject to backup withholding and that the taxpayer identification number on his or her account is correct (on Form W-9), or

•                                          The IRS notifies TDS or the Administrator that the participant is subject to backup withholding.

Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of fractional shares, and the remaining amount will be reinvested or paid as the participant has instructed.

In addition, if  a participant is not a U.S. person, additional U.S. income tax withholding that is not fully discussed here may apply.  Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of fractional shares, and the remaining amount will be reinvested or paid as the participant has instructed.

Participants may obtain a Form W-9 from the IRS or by contacting the Administrator.

The above discussion is not a complete discussion of all of the tax considerations that may be relevant to participation in the Plan.

A Participant should consult his or her tax advisor about the tax consequences associated with participation in the Plan.

30.                               What Are The Responsibilities Of The Shareholders’ Administrator And TDS Under The Plan?

In performing their duties under the Plan, the Administrator and TDS will at all times act in good faith.  However, they will not be liable for any act performed in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death.

Although the Plan contemplates the continuation of quarterly Series A Common Share dividend payments, the payment of future Series A Common Share dividends will depend upon future earnings, the amount available for the payment of dividends by TDS, the financial condition of TDS and other factors.

Neither TDS nor the Administrator can assure participants a profit or protect them against a loss on the shares purchased under the Plan.

TERMINATION BY TDS

31.          May The Plan Be Changed Or Discontinued?

TDS reserves the right to suspend, modify or terminate the Plan at any time.  All participants will receive notice of such suspension, modification or termination.

LEGAL MATTERS

Certain legal matters relating to the securities offered by this Prospectus have been passed upon for TDS by Sidley Austin LLP, Chicago, Illinois.  The following persons are members of this firm:  Walter C.D. Carlson, a trustee and beneficiary of the voting trust which controls TDS and the non-executive Chairman of the Board and member of the Board of Directors of TDS and U.S. Cellular, William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS, and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of certain subsidiaries of TDS.  Walter C.D. Carlson does not provide legal services to TDS or its subsidiaries.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Telephone and Data Systems, Inc. for the year ended December 31, 2007, except as they relate to the audit of the financial statements of the Los Angeles SMSA Limited Partnership, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Los Angeles SMSA Limited Partnership, incorporated in this Prospectus by reference from the Annual Report on Form 10-K of Telephone and Data Systems, Inc. for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

TDS files reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  You may inspect and copy such reports, proxy statements and other information at the Public Reference  Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information.  Such materials also may be accessed electronically by means of the SEC’s web site at http://www.sec.gov or at TDS’ website at www.teldta.com.

TDS filed a Registration Statement related to the offering described in this Prospectus.  As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement.  You are referred to the Registration Statement and the Exhibits thereto for further information.  This document is qualified in its entirely by such other information.

The SEC allows us to “incorporate by reference” previously-filed information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC.  These documents contain important information about TDS’ business and finances.

1.               TDS’ Annual Report on Form 10-K for the year ended December 31, 2007 (including information specifically incorporated by reference into such Form 10-K from TDS’ definitive proxy statement for its 2008 Annual Meeting of Stockholders);

2.               TDS’ definitive proxy statement for its 2007 Annual Meeting of Stockholders as filed on Schedule 14A on June 26, 2007;

3.               TDS’ Current Reports on Form 8-K reporting events since January 1, 2008;

4.               TDS’ Report on Form 8-A/A-3 dated May 22, 1998, which includes a description of TDS’ capital stock, other than the Special Common Shares; and

5.               TDS’ Report on Form 8-A dated April 11, 2005, which includes a description of TDS’ Special Common Shares.

You may obtain copies of such documents which are incorporated by reference in this Prospectus, other than exhibits thereto which are not specifically incorporated by reference herein, without charge, upon written or oral request to Investor Relations, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602, (312) 630-1900.  In order to ensure timely delivery of documents, any request therefor should be made not later than five business days prior to making an investment decision.

You should rely only on the information contained in or incorporated by reference in this Prospectus.  We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of such Prospectus, and neither the mailing of this Prospectus to shareholders nor the issuance of any securities hereunder shall create any implication to the contrary.  This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                             Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities registered under this registration statement, including this post effective amendment, other than underwriting discounts and commissions.  All of the amounts shown include amounts previously paid in connection with the initial registration statement and estimates for amounts to be incurred in connection with this post-effective amendment.

SEC registration fee	$546
Legal fees and expenses	42,500
Printing and mailing costs	5,500
Fees of accountants	65,000
Miscellaneous	11,454
$125,000

Item 14.                             Indemnification of Directors and Officers.

The registrant’s Restated Certificate of Incorporation, as amended, contains a provision providing that no director or officer of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director’s or officer’s duty of loyalty to the registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

The Restated Certificate of Incorporation, as amended, provides that the registrant shall indemnify directors and officers of the registrant, its consolidated subsidiaries and certain other related entities generally in the same manner and to the extent permitted by the Delaware General Corporation Law, as more specifically provided in the Restated Bylaws of the registrant.  The Restated Bylaws provide for indemnification and permit the advancement of expenses by the registrant generally in the same manner and to the extent permitted by the Delaware General Corporation Law, subject to compliance with certain requirements and procedures specified in the Restated Bylaws.  In general, the Restated Bylaws require that any person seeking indemnification must provide the registrant with sufficient documentation as described in the Restated Bylaws and, if an undertaking to return advances is required, to deliver an undertaking in the form prescribed by the registrant and provide security for such undertaking if considered necessary by the registrant.  In addition, the Restated Bylaws specify that, except to the extent required by law, the registrant does not intend to provide indemnification to persons under certain circumstances, such as where the person was not acting in the interests of the registrant or was otherwise involved in a crime or tort against the registrant.

Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a “derivative action”), and against expenses (including attorney’s fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys’ fees) actually and reasonably incurred by such party in connection therewith.

Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

The registrant has directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the registrant, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 15.                             Recent Sales of Unregistered Securities

None.

Item 16.                             Exhibits and Financial Statement Schedules.

The following documents are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Document
3.1(a)	TDS Restated Certificate of Incorporation, as amended, is hereby incorporated by reference to Exhibit 3.1 to TDS’ Report on Form 8-A/A filed on July 10, 1998.

3.1(b)	Certificate of Amendment to Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1 to TDS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

3.1(c)	Certificate of Amendment dated April 11, 2005 to TDS’ Restated Certificate of Incorporation, as amended, is hereby incorporated by reference from Exhibit 3 to TDS’ Form 8-A filed on April 11, 2005.

3.2	TDS Restated Bylaws, as amended, are hereby incorporated by reference to Exhibit 3.1 to TDS’ Current Report on Form 8-K dated November 13, 2007.

4.1(a)	TDS Restated Certificate of Incorporation, as amended, is hereby incorporated by reference to Exhibit 3.1 to TDS’ Report on Form 8-A/A filed on July 10, 1998.

4.1(b)	Certificate of Amendment to Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1 to TDS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

4.1(c)	Certificate of Amendment dated April 11, 2005 to TDS’ Restated Certificate of Incorporation, as amended is herby incorporated by reference from Exhibit 3 to TDS’ Form 8-A filed on April 11, 2005.

4.2	TDS Restated By-laws as amended, are hereby incorporated by reference to Exhibit 3.1 to TDS’ Current Report on Form 8-K dated November 13, 2007.

4.3(a)

Indenture between TDS and BNY Midwest Trust Company, dated November 1, 2001, is hereby incorporated by reference to Exhibit 4 to TDS’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

4.3(b)

First Supplemental Indenture dated November 28, 2001, between TDS and BNY Midwest Trust Company, establishing TDS’ 7.60% Series A Notes, is hereby incorporated by reference to Exhibit 1 to TDS’ Report on Form 8-A, filed on November 29, 2001.

4.3(c)	Second Supplemental Indenture dated May 31, 2002, by and between TDS and BNY Midwest Trust Company,

Exhibit Number	Description of Document
making changes to the First Supplemental Indenture, is hereby incorporated by reference to Exhibit 4.8 to TDS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

4.3(d)

Third Supplemental Indenture dated March 31, 2005, by and between TDS and BNY Midwest Trust Company, establishing TDS’ 6.625% Senior Notes due 2045, is hereby incorporated by reference to TDS Current Report on Form 8-K dated March 23, 2005.

4.4

Amended and Restated Revolving Credit Agreement dated December 9, 2004 among TDS and the lenders named therein, Bank of America, N.A., as administrative agent, TD Securities (USA) LLC, as syndication agent, Wachovia Bank, National Association, LaSalle Bank National Association and The Bank of Tokyo-Mitsubishi, LTD., Chicago Branch, each as documentation agents, is hereby incorporated by reference to Exhibit 4.1 to TDS’ Current Report on Form 8-K dated December 9, 2004.

4.5

Amended and Restated Revolving Credit Agreement dated December 9, 2004 among U.S. Cellular the lenders named therein, Toronto Dominion (Texas) LLC, as administrative agent, Wachovia Capital Markets, as syndication agent, and Citibank, N.A. and LaSalle Bank National Association as co-documentation agents is hereby incorporated by reference to Exhibit 4.1 to U.S. Cellular’s Current Report on Form 8-K dated December 9, 2004.

4.6(a)	Indenture dated June 1, 2002 between U.S. Cellular and BNY Midwest Trust Company of New York, is hereby incorporated by reference to Exhibit 4.1 to Form S-3 (File No. 333-88344).

4.6(b)

Form of Second Supplemental Indenture dated as of October 31, 2002 between U.S. Cellular and BNY Midwest Trust Company, relating to $130,000,000 of United States Cellular Corporation’s 8.75% Senior Notes due 2032 is hereby incorporated by reference to Exhibit 4.1 to U.S. Cellular’s Current Report on Form 8-K dated October 31, 2002.

4.6(c)

Form of Third Supplemental Indenture dated as of December 3, 2003 between U.S. Cellular and BNY Midwest Trust Company, relating to $444,000,000 of U.S. Cellular’s 6.70% Senior Notes due 2033 is hereby incorporated by reference to Exhibit 4.1 to United States Cellular Corporation’s Current Report on Form 8-K dated December 3, 2003.

4.6(d)

Form of Fourth Supplemental Indenture dated as of June 9, 2004 between U.S. Cellular and BNY Midwest Trust Company, relating to $330,000,000 of U.S. Cellular’s 7.50% Senior Notes due 2032 is hereby incorporated by reference to Exhibit 4.1 to U.S. Cellular’s Current Report on Form 8-K dated June 9, 2004.

4.6(e)

Form of Fifth Supplemental Indenture dated as of June 21, 2004 between U.S. Cellular and BNY Midwest Trust Company, relating to $100,000,000 of U.S. Cellular’s 6.70% Senior Notes due 2033 is hereby incorporated by reference to Exhibit 4.1 to U.S. Cellular’s Current Report on Form 8-K dated June 21, 2004.

5	Opinion of Counsel (filed with original Registration Statement on Form S-3)

9.1

Amendment and Restatement (dated as of April 22, 2005) of Voting Trust Agreement dated as of June 30, 1989, is hereby incorporated by reference to the Exhibit filed on Amendment No. 3 to Schedule 13D dated May 2, 2005 filed by the trustees of such voting trust with respect to TDS Common Shares.

10.1

Salary Continuation Agreement for LeRoy T. Carlson dated May 20, 1977, as amended May 22, 1981 and May 25, 1984 is hereby incorporated by reference to TDS’ Registration Statement on Form S-2, No. 2-92307.

10.2(a)

Supplemental Benefit Agreement for LeRoy T. Carlson dated March 21, 1980, as amended March 20, 1981, is hereby incorporated by reference to an exhibit to TDS’ Registration Statement on Form S-7, No. 2-74615.

10.2(b)

Memorandum of Amendment to Supplemental Benefit Agreement dated as of May 28, 1991, is hereby incorporated by reference to Exhibit 10.2(b) to TDS’ Annual Report on Form 10-K for the year ended December 31, 1991.

10.3(a)	TDS Amended and Restated 2004 Long-Term Incentive Plan is hereby incorporated by reference to Exhibit 10.1 to TDS’ Current Report on Form 8-K dated April 11, 2005.

10.3(b)	First Amendment to TDS Amended and Restated 2004 Long-Term Incentive Plan, is hereby incorporated by reference to Exhibit 10.3 to TDS’ Current Report on Form 8-K dated December 10, 2007.

10.3(c)	Second Amendment to TDS Amended and Restated 2004 Long-Term Incentive Plan, is hereby incorporated by

Exhibit Number	Description of Document
reference to Exhibit 10.4 to TDS’ Current Report on Form 8-K dated December 10, 2007.

10.4

TDS Supplemental Executive Retirement Plan (As Amended and Restated, Effective January 1, 2005) is hereby incorporated by reference to Exhibit 99.1 to TDS’ Current Report on Form 8-K dated November 2, 2006.

10.5	TDS 2003 Employee Stock Purchase Plan is hereby incorporated by reference to Exhibit 10.2 of TDS’ Current Report on Form 8-K Dated April 11, 2005.

10.6	TDS Compensation Plan for Non-Employee Directors, as amended May 10, 2007 is hereby incorporated by reference to Exhibit 10.7 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2006.

10.7(a)	TDS Bonus Deferral and Stock Unit Match Program 2008 Bonus Year, is hereby incorporated by reference to Exhibit 10.1 to TDS’ Current Report on Form 8-K dated December 10, 2007.

10.7(b)	Election Form for TDS Bonus Deferral and Stock Unit Match Program 2008 Bonus Year, is hereby incorporated by reference to Exhibit 10.2 to TDS’ Current Report on Form 8-K dated December 10, 2007.

10.8(a)

U.S. Cellular 2006 Executive Officer Annual Incentive Plan Effective January 1, 2006 is hereby incorporated by reference to Exhibit 10.1 to U.S. Cellular’s Current Report on Form 8-K dated July 12, 2006.

10.8(b)

U.S. Cellular 2007 Executive Officer Annual Incentive Plan Effective January 1, 2007, is hereby incorporated by reference to Exhibit 10.1 to U.S. Cellular’s Current Report on Form 8-K dated August 8, 2007.

10.9(a)

U.S. Cellular 2005 Long-Term Incentive Plan, as amended, is hereby incorporated by reference to Exhibit B to U.S. Cellular’s Notice of Annual Meeting to Shareholders and Proxy Statement dated April 5, 2005.

10.9(b)	First Amendment to U.S. Cellular 2005 Long-Term Incentive plan, is hereby incorporated by reference to Exhibit 10.1 to U.S. Cellular’s Current Report on Form 8-K dated March 7, 2006.

10.9(c)	Second Amendment to U.S. Cellular 2005 Long-Term Incentive Plan, is hereby incorporated by reference to Exhibit 10.4 to U.S. Cellular’s Current Report on Form 8-K dated December 10, 2007.

10.9(d)	Third Amendment to U.S. Cellular 2005 Long-Term Incentive Plan, is hereby incorporated by reference to Exhibit 10.5 to U.S. Cellular’s Current Report on Form 8-K dated December 10, 2007.

10.9(e)	Fourth Amendment to U.S. Cellular 2005 Long-Term Incentive Plan, is hereby incorporated by reference to Exhibit 10.6 to U.S. Cellular’s Current Report on Form 8-K dated December 10, 2007.

10.10(a)	U.S. Cellular Executive Deferred Compensation Interest Account Plan, is hereby incorporated by reference to Exhibit 10.1 to U.S. Cellular’s Current Report on Form 8-K dated December 10, 2007.

10.10(b)

Election Form for U.S. Cellular Executive Deferred Compensation Interest Account Plan, is hereby incorporated by reference to Exhibit 10.2 to U.S. Cellular’s Current Report on Form 8-K dated December 10, 2007.

10.11

Form of U.S. Cellular Executive Deferred Compensation Agreement — Phantom Stock Account for Deferred Bonus, is hereby incorporated by reference to Exhibit 10.3 to U.S. Cellular’s Current Report on Form 8-K dated December 10, 2007.

10.12	U.S. Cellular 2003 Employee Stock Purchase Plan is hereby incorporated by reference to Exhibit 99.1 of U.S. Cellular’s Registration Statement on Form S-8 (Registration No. 333-103543).

10.13	Form of U.S. Cellular’s Stock Option Award Agreement for John E. Rooney, is hereby incorporated by reference to Exhibit 10.2 to U.S. Cellular’s Current Report on Form 8-K dated March 7, 2006.

10.14	Form of U.S. Cellular’s Restricted Stock Unit Award Agreement for John E. Rooney, is hereby incorporated by reference to Exhibit 10.3 to U.S. Cellular’s Current Report on Form 8-K dated March 7, 2006.

10.15	Form of TDS Corporate Officer Long Term Incentive Plan Stock Option Award Agreement is hereby incorporated by reference to Exhibit 10.1 to TDS’ Current Report on Form 8-K dated March 7, 2006.

10.16	Retention Agreement between TDS and Kenneth R. Meyers dated December 4, 2006, is hereby incorporated by reference to Exhibit 99.3 to TDS’ Current Report on Form 8-K dated November 30, 2006.

10.17

TDS 2007 Deferred Compensation Agreement between TDS and Kenneth R. Meyers dated December 26, 2006, is hereby incorporated by reference to Exhibit 99.1 to TDS’ Current Report on Form 8-K dated January 1, 2007.

Exhibit Number	Description of Document
10.18	Form of TDS Corporate Officer Long Term Incentive Plan Restricted Stock Unit Award Agreement is hereby incorporated by reference to Exhibit 10.3 to TDS’ Current Report on Form 8-K dated March 7, 2006.

10.19

Terms of Letter Agreement between U.S. Cellular and John E. Rooney dated March 28, 2000 is hereby incorporated by reference to Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000.

10.20

Guidelines and Procedures for TDS Officer Bonuses for 2007 Performance Year is hereby incorporated by reference to Exhibit 10.1 to TDS’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007.

10.21

Guaranty dated as of August 19, 2002, by TDS in favor of Citibank N.A. relating to monetization of Deutsche Telekom ordinary shares is hereby incorporated by reference to Exhibit 10.3 to TDS’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

10.22

Guaranty, dated October 22, 2002, by TDS in favor of Societe Generale relating to monetization of Deutsche Telekom ordinary shares is hereby incorporated by reference to Exhibit 10.21 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2002.

10.23

Guarantee, dated November 6, 2002, by TDS in favor of JPMorgan Chase Bank relating to monetization of Deutsche Telekom ordinary shares is hereby incorporated by reference to Exhibit 10.22 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2002.

10.24

Guarantee, dated November 12, 2002, by TDS in favor of JPMorgan Chase Bank relating to monetization of Deutsche Telekom ordinary shares is hereby incorporated by reference to Exhibit 10.23 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2002.

10.25

Guaranty, dated December 5, 2002, by TDS in favor of West LB AG relating to monetization of Deutsche Telekom ordinary shares is hereby incorporated by reference to Exhibit 10.24 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2002.

11

Statement regarding computation of earnings per share is hereby incorporated by reference from Footnote 4 to financial statements in Exhibit 13 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2007.

12

Statement regarding computation of ratio of earnings to fixed charges for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 is hereby incorporated by reference from Exhibit 12 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2007.

23.1	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP

23.2	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23.3	Consent of Counsel (contained in Exhibit 5 to original filing of this Registration Statement No. 33-8857-99)

21	Subsidiaries of TDS is hereby incorporated by reference to Exhibit 21 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2007.

24	Powers of Attorney (included on Signature Page to Post-Effective Amendment No. 2 to this Registration Statement)

99.1	Telephone and Data Systems, Inc. Series A Common Share Automatic Dividend Reinvestment and Stock Purchase Plan (included in the Prospectus which is a part of this Post-Effective Amendment)

Item 17.                             Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 29, 2008.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
President and Chief Executive Officer
(principal executive officer)

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Executive Vice President and
Chief Financial Officer
(principal financial officer)

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Corporate Controller
(principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 29, 2008.

Signature	Title

/s/ LeRoy T. Carlson, Jr.	President and Chief Executive Officer and Director
LeRoy T. Carlson, Jr.

/s/ Kenneth R. Meyers	Executive Vice President and Chief Financial Officer and Director
Kenneth R. Meyers

*	Chairman Emeritus and Director
LeRoy T. Carlson

*	Chairman of the Board and Director
Walter C.D. Carlson

*	Director
James Barr III

*	Director
Letitia G. Carlson, M.D.

*	Director
Donald C. Nebergall

PAGE 1 OF 2 SIGNATURE PAGES

TO SERIES A COMMON SHARE DIVIDEND REINVESTMENT PLAN

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1 REGISTRATION STATEMENT

*	Director
Herbert S. Wander

*	Director
George W. Off

*	Director
Mitchell H. Saranow

*	Director
Christopher D. O’Leary

Director
Gregory P. Josefowicz

/s/ Douglas D. Shuma	Senior Vice President and Corporate Controller (principal accounting officer)
Douglas D. Shuma

* By: /s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
Attorney-in-fact

PAGE 2 OF 2 SIGNATURE PAGES

TO SERIES A COMMON SHARE DIVIDEND REINVESTMENT PLAN

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1 REGISTRATION STATEMENT